                                                                    Exhibit 11.1


             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                 (Dollars in thousands, except per share data)

                                                       For the              For the              For the            For the
                                                     three months         three months         six months         six months
                                                        ended                 ended               ended              ended
                                                     June 30,1996         June 30,1995        June 30,1996       June 30,1995
                                                     ------------         ------------        ------------       ------------
Primary:

Net income......................................     $     3,339           $     3,298          $     6,373        $     7,463
                                                     ===========           ===========          ===========        ===========
Weighted average number of shares outstanding...      10,642,042            10,621,975           10,632,008         10,621,975

Incremental shares resulting from stock options.          83,635                28,343               83,009              5,053
                                                     -----------           -----------          -----------        -----------

Weighted average number of common stock and
common stock equivalents........................      10,725,677            10,650,318           10,715,017         10,627,028
                                                     ===========           ===========          ===========        ===========

Primary earnings per share*.....................     $      0.31           $      0.31          $      0.59        $      0.70
                                                     ===========           ===========          ===========        ===========
Fully Diluted:

Net income......................................     $     3,339           $     3,298          $     6,373        $     7,463
                                                     ===========           ===========          ===========        ===========

Weighted average number of shares outstanding...      10,642,042            10,621,975           10,632,008         10,621,975

Incremental shares resulting from stock options.          83,635                28,343               83,009             17,506
                                                     -----------           -----------          -----------        -----------

Weighted average number of common stock and
common stock equivalents........................      10,725,677            10,650,318           10,715,017         10,639,481
                                                     ===========           ===========          ===========        ===========

Fully diluted earnings per share*                    $      0.31           $      0.31          $      0.59        $      0.70
                                                     ===========           ===========          ===========        ===========


* Management believes the incremental shares have an insignificant impact on primary and fully diluted earnings per share.